EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 1995 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 1995 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
April 18, 1995